UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2026, AEON Biopharma, Inc. (the “Company” or “AEON”) received an additional written notice of non-compliance (the “Notice”) from NYSE American LLC (“NYSE American”) indicating that the Company is not in compliance with the continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) requires stockholders’ equity of $4.0 million or more if a listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Notice states that the Company reported a stockholders’ deficit of approximately $55 million as of December 31, 2025 and has incurred losses from continuing operations and/or net losses in three of its four most recent fiscal years, as reflected in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2026.

As disclosed on a Form 8-K filed with the SEC on February 7, 2025, the Company received a prior notice from NYSE American that it was not in compliance with Section 1003(a)(i) of the Company Guide (the “Original Notice”), which requires stockholders’ equity of $2.0 million or more if a listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Pursuant to the Original Notice, the Company submitted a plan to regain compliance with the continued listing standards of the Company Guide by August 3, 2026 (the “Plan”). In April 2025, the Plan was accepted by NYSE American and granted the Company until August 3, 2026 (the “Plan Period”) to regain compliance. The Company has been subject to periodic reviews by NYSE American and has been making progress consistent with the Plan.

The Notice is related to the Company’s previously disclosed compliance status following its year-end results and does not have immediate effect on the listing of the Company’s Class A Common Stock on NYSE American or the Plan Period. The Company’s Class A Common Stock will continue to be listed and traded on NYSE American during the Plan Period, subject to compliance with other applicable listing standards, and will continue to trade with a “.BC” indicator to denote that the Company is below compliance. The Company will also continue to be included in the NYSE American list of noncompliant issuers.

The Company intends to continue to execute the Plan to regain compliance with Sections 1003(a)(i) and 1003(a)(ii) by August 3, 2026. However, there can be no assurance that the Company will be able to regain compliance within the required timeframe. The Company has a right to appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Company’s receipt of the Notice does not affect its business operations or its reporting obligations with the SEC.

The Company has issued a press release pursuant to Sections 402(g) and 1009(j) of the Company Guide disclosing receipt of the Notice, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intent to regain compliance with the Company Guide and the Plan. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in under the section entitled “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 30, 2026, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s investor relations site at investors.aeonbiopharma.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: April 3, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
President and Chief Executive Officer